Consent of Independent Registered Public Accounting Firm  We consent to the incorporation by reference in Registration Statement No. 333-182585 on Form S-8 of our report dated August 1, 2018, appearing in this Annual Report on Form 11-K of the Liberty Tax Service 401(k) Plan for the year ended December 31, 2017. /s/ CHERRY BEKAERT LLP Virginia Beach, Virginia August 1, 2018